Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Schnitzer Steel Industries, Inc. of our report dated October 25, 2023 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Schnitzer Steel Industries, Inc.’s Annual Report on Form 10-K for the year ended August 31, 2023.

/s/ PricewaterhouseCoopers LLP
Portland, Oregon
January 30, 2024